EXHIBIT 32

Nabi Biopharmaceuticals

SECTION 1350 CERTIFICATION

The undersigned officers of Nabi Biopharmaceuticals (the “Company”) hereby certify that, as of the date of this statement, the Company’s annual report on Form 10-K for the year ended December 30, 2006 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that, to the best of their knowledge, information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 30, 2006 and the results of operations of the Company for the year ended December 30, 2006.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: March 15, 2007		/s/ Leslie Hudson, Ph.D.
	Name:	Leslie Hudson, Ph.D.
	Title:	Chief Executive Officer and President

Date: March 15, 2007		/s/ Jordan I. Siegel
	Name:	Jordan I. Siegel
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer